SECURITIES AND EXCHANGE COMMISSION

                         Washington, DC  20549




                               FORM 8-K




                            CURRENT REPORT




                Pursuant to Section 13 or 15(d) of the

                    Securities Exchange Act of 1934




                            August 17, 1995




                            IMC GLOBAL INC.
          (Exact name of registrant as specified in charter)



   Delaware                      1-9759                 36-3492467
(State or other jurisdiction    (Commission          (IRS Employer
    of incorporation)           File Number)     Identification No.)

   2100 Sanders Road, Northbrook, IL                           60062
(Address of principal executive offices)                   (Zip Code)


Registrant's telephone number, including area code     (708) 272-9200
















Item 5.  Other Events

    On August 17, 1995, IMC Global Inc., a Delaware corporation (the "Company"), and The First National Bank of Chicago (the "Rights Agent") amended the Rights Agreement dated as of June 21, 1989 (the "Rights Agreement"), between the Company and the Rights Agent.

    The Amendment reduces from 20% to 15% the beneficial ownership threshold that results in a person becoming an Acquiring Person under the Rights Agreement and creates an exception to the definition of Acquiring Person for any person who the Board of Directors determines inadvertently became an Acquiring Person and who promptly divests a sufficient number of shares of the Company's Common Stock so that the person would no longer otherwise constitute an Acquiring Person.

    The Amendment to the Rights Agreement is filed as Exhibit 4 hereto and is incorporated herein by reference and the foregoing description of the Amendment is qualified in its entirety by reference to such exhibit.

    A press release of the Company announcing the amendment to the Rights Agreement is filed as Exhibit 20 hereto.

Item 7.  Exhibits

    4. Amendment to the Rights Agreement, dated as of August 17, 1995, between IMC Global Inc. and The First National Bank of Chicago, as Rights Agent.

    10. Amendment to the Rights Agreement, dated as of August 17, 1995, between IMC Global Inc. and The First National Bank of Chicago, as Rights Agent, is incorporated by reference to
         Exhibit 4 hereto.

    20.  Form of Press Release of IMC Global Inc., dated August 17,
         1995.




                           SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  IMC GLOBAL INC.



                                  By MARSCHALL I. SMITH
                                     Marschall I. Smith
                                     Senior Vice President, Secretary
                                     and General Counsel

August 23, 1995